EXHIBIT 10.26

                 SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT

     This Second Amendment to Purchase and Sale Contract ("Second Amendment") is made and entered into as of the ____ day of August, 1999, by and between Consolidated Capital Equity Partners/Two L.P. ("Seller") and Southfield Office Properties, LLC ("Purchaser").

                                    RECITALS

     A. Seller and Purchaser are parties to that certain Purchase and Sale Contract, dated May 20, 1999 (the "Purchase Contract"), providing for Seller to convey to Purchaser, and Purchaser to acquire from Seller, certain office properties located in Southfield, Michigan, consisting of (i) One Lahser Center, 26400 Lahser Road, (ii) Two Lahser Center, 26200 Lahser Road, (iii) Central Park Plaza, 26211 Central Park Boulevard, (iv) Crescent Centre, 24445 Northwestern Highway, and (v) Central Park Place (A, B & C Buildings), 26011 Evergreen, 20100 Civic Center Drive and 26111 Evergreen Road (collectively, the "Property"). On July 6, 1999, Purchaser elected to terminate the Purchase Contract pursuant to the terms thereof.

     B. Seller and Purchaser are parties to that certain Reinstatement of and First Amendment to Purchase and Sale Contract, dated on or about July 13, 1999 (the "First Amendment"), whereby Seller and Purchaser agreed to reinstate and amend the Purchase Contract.

     C. Any capitalized terms without a definition in this Second Amendment shall have the meaning set forth in the Purchase Contract, as amended by the First Amendment.
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1. Except as otherwise amended herein, the terms and conditions of the Purchase Contract, as amended by the First Amendment, shall remain in full force and effect. In the event of a conflict between the terms of the Purchase Contract and the terms of this Second Amendment, this Second Amendment shall govern and control.

     2. In the first sentence of Section 3.1, Section 3.2 and every place else it appears in the Purchase Contract, the Purchase Contract is changed to Twenty-Six Million One Hundred Seventy Five Thousand and 00/100 Dollars ($26,175,000.00). Purchase acknowledges that it has received a reduction in the Purchase Price in the amount of Seventy Five Thousand and 00/100 Dollars ($75,000.00) in consideration for waiving any claims it may have against Seller for performance of the repairs identified in that certain Tenant Estoppel Certificate, provided by Real Estate One, Inc., dated June 24, 1999, and that certain Tenant Estoppel Certificate, provided by Capital Title Insurance Agency, Inc., dated June 25, 1999.

     3. Section 5.1 of the Purchase Contract is hereby deleted in its entirety and replaced with the following:

"Fidelity National Title Insurance Company (the "Title Insurer") has issued pro forma title policies, attached hereto as Exhibit A (the "Pro Forma Title Policies"), which are acceptable to Purchaser. Seller agrees that it shall be solely responsible for payment of all costs relating to procurement of the commitments for title insurance for the Property issued by the Title Insurer (the "Title Commitment"), the Pro Forma Title Policies and extended coverage under any Owner's or Lender's title policies for the Property (so long as the cost of such extended coverage does not exceed the cost for standard coverage). Seller agrees to pay one-half (1/2) of the cost of any zoning endorsement issued in conjunction with any Owner's title policies for the Property, and Purchaser shall pay the balance of the cost of said zoning endorsement and any other coverages and endorsements desired by Purchaser."

     4. Section 5.7 of the Purchase Contract is hereby deleted in its entirety and replaced with the following:

"If Seller fails to remove the Removable Liens at or prior to the Closing Date, Purchaser may: (a) terminate the Purchase Contract by delivery of Notice to Seller, whereupon the Deposit shall be returned immediately to Purchaser, and neither Seller nor Purchaser shall have any further duties or obligations under this Purchase Contract except as provided in Section 4.4 of the Purchase Contract, or (b) elect to take title as it then is, and credit against the Purchase Price the actual cost incurred or to be incurred by Purchaser to remove the Removable Liens."

     5. Section 5.11 of the Purchase Contract is hereby deleted in its entirety and replaced with the following:

"Seller, at Seller's sole cost and expense, has promptly caused to be prepared a survey for each Property ("Survey") which is acceptable to Purchaser. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing. "

     6. The first sentence of Section 7.1.1 of the Purchase Contract is hereby deleted in its entirely and replaced with the following:

"The Closing shall take place on August 31, 1999, or on any earlier date the parties may agree to, in the offices of the Title Company, or such other place as the parties shall mutually agree upon, at a time on the Closing Date as the parties mutually agree upon."

     7. Section 9.1.4 of the Purchase Contract is hereby deleted in its entirety and replaced with the following:

"On the Closing Date, the Title Insurer shall countersign copies of pro forma title policies in substantially the same form as the Pro Forma Title Policies attached as Exhibit A to the Second Amendment to Purchase and Sale Contract, which countersignature shall unconditionally obligate the Title Insurer, subject to the payment of the applicable title insurance premium and other related charges, to issue to Purchaser full coverage Owner's title insurance policies (1970 ALTA Form B or 1992 ALTA Form B), with all standard exceptions deleted, for the Property in strict accordance with the Pro Forma Title Policies. On or before the Closing Date, Seller shall have satisfied all conditions listed on the Pro Forma Title Policies which the Seller is required to satisfy for the issuance of any Owner's title insurance policies on the Property. Purchaser reserves the right to allocate the Purchase Price among the Owner's title policies for the Property at Closing."

     8. Purchaser acknowledges that all rights, conditions and/or obligations contained in (a) Article Four of the Purchase Contract, (b) Sections 5.2, 5.5, and 5.8 of the Purchase Contract, (c) Paragraphs 4 and 5 of the First Amendment,
(d) that certain letter dated June 14, 1999, attached hereto as Exhibit B, and
(e) that certain letter dated July 29, 1999, attached hereto as Exhibit C, have been waived and/or satisfied. Purchaser further acknowledges that Purchaser's obligation to purchase the Property is non-contingent and unconditional except for satisfaction of the conditions expressly stated in Sections 9.1.1, 9.1.2, 9.1.3, 9.1.4, 9.1.6, 9.1.7, 9.1.8, 9.1.9, 9.1.10 and 9.1.11 of the Purchase
Contract.
     9. Exhibit 5.2.1 of the Purchase Contract is hereby deleted in its entirety and replaced with the documents entitled "Title Exceptions" attached hereto as Exhibit D.

     10. This Second Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective successors and permitted assigns.

     11. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same document.

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     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to
Purchase and Sale Contract as of August ___, 1999.

                              SOUTHFIELD OFFICE PROPERTIES, LLC

                              By:  Pomeroy Investment Corporation,
                                   Its Manager

                                   By:

                                   Name:

                                   Title:



CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P.
By:  ConCap Holdings, Inc.,
     Its General Partner

     By:

     Name:

     Title: